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                                                                     Exhibit 3.6

                            Articles of Incorporation

     The undersigned natural person(s) of the age of eighteen years or more, acting as incorporators under the Oregon Business Corporation Act, adopt the following Articles of Incorporation:

ARTICLE I The name of this corporation is EVERGREEN AIR CENTER, INC.

and its duration shall be perpetual

ARTICLE II The purpose or purposes for which the corporation is organized are:

     To operate an aircraft maintenance facility and to engage in any lawful activity for which corporations may be organized under ORS, Chapter 57.

ARTICLE III The aggregate number of shares which the corporation shall have authority to issue is

     100 shares of no par value common stock

ARTICLE IV The address of the initial registered office of the corporation is

900 S. W. Fifth Avenue, Portland, Oregon 97204

and the name of its initial registered agent at such address is Gerald A. Froebe

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ARTICLE V The number of directors constituting the initial board of directors of the corporation is two, and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and shall qualify are:

     Name                                      Address
     ----                                      -------
                              (Street and Number)   (City and State)   (Zip)

Delford M. Smith             Three Mile Lane
                             McMinnville, Oregon 97128
--------------------------
Phoebe A. Hocken             Three Mile Lane
                             McMinnville, Oregon 97128
--------------------------

ARTICLE VI The name and address of each incorporator is:

     Name                                      Address
     ----                                      -------
                              (Street and Number)   (City and State)   (Zip)

Gerald A. Froebe             900 S. W. Fifth Avenue
                             Portland, Oregon 97204
--------------------------

ARTICLE VII (Provisions for regulation of internal affairs of the corporation as may be appropriate.)

     We, the undersigned incorporators, declare under penalties of perjury that we have examined the foregoing and to the best of our knowledge and belief, it is true, correct and complete.


--------------------------   /s/ Gerald A. Froebe
                             ---------------------------
--------------------------   Gerald A. Froebe

Dated January 22, 1979